Exhibit 10.6

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT
Dated as of January 10, 2006

This FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT (this “Amendment”) is among B&G FOODS, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower signatories hereto (the “Guarantors”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

A.                                   The Borrower, the Lenders, the Administrative Agent and Lehman Brothers Inc., as Arranger, The Bank of New York, as Documentation Agent, and Bank of America, N.A., successor by merger to Fleet National Bank, as Syndication Agent, entered into a Revolving Credit Agreement, dated as of October 14, 2004, as amended by the First Amendment dated as of March 30, 2005, the Second Amendment dated as of September 9, 2005 and the Third Amendment dated as of December 22, 2005 (such Third Amendment, the “Third Amendment” and such Revolving Credit Agreement as so amended prior to the date hereof and together with all Annexes, Exhibits and Schedules thereto, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement or, if not defined therein, in the Guarantee and Collateral Agreement referred to below);

B.                                     The Borrower requested that the Lenders amend the Credit Agreement in connection with the contemplated purchase of certain assets of the Grandma’s Molasses business by the Borrower or a Subsidiary of the Borrower (the “Grandma’s Acquisition”) to, among other things, provide for a term loan in an aggregate principal amount of $25,000,000 and reduce the Total Revolving Credit Commitment to $25,000,000, and the Lenders agreed to such proposed amendments, subject to the other terms and conditions contained in the Third Amendment; and

C.                                   In connection with the Third Amendment, the parties hereto have agreed to amend the Guarantee and Collateral Agreement, dated as of October 14, 2004, made by the Borrower and the Guarantors in favor of the Administrative Agent (together with all Annexes, Exhibits and Schedules thereto, the “Guarantee and Collateral Agreement”) as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to Guarantee and Collateral Agreement.  Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Guarantee and Collateral Agreement is amended as follows:

(a)                                  The definition of “Borrower Obligations” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended to replace the term “Borrower Revolving Credit Obligations” with the term “Borrower Credit Obligations” in each place such term appears therein.

(b)                                 The definition of “Borrower Revolving Credit Obligations” in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended and restated so it reads as follows:

“Borrower Credit Obligations”:  the collective reference to the unpaid principal of and interest on the Term Loans, Revolving Credit Loans, Swing Line Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Term Loans, Revolving Credit Loans, Swing Line Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, any Term Loan Lender or any Revolving Credit Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents referred to in the Credit Agreement, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Term Loan Lenders or the Revolving Credit Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

(c)                                  Section 8.15 of the Guarantee and Collateral Agreement is hereby amended to replace the term “Borrower Revolving Credit Obligations” in the first line thereof with the term “Borrower Credit Obligations”.

2.                                       Conditions to Effectiveness.  The effectiveness of all the amendments contained in Section 1 of this Amendment are conditioned upon satisfaction of the following conditions precedent prior to or on January 30, 2006 (the date on which all such conditions precedent have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)                                  the Administrative Agent shall have received counterparts of this Amendment signed by each of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(b)                                 each of the representations and warranties in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date; and

(c)                                  the Third Amendment shall have become effective in accordance with its terms.

3.                                       Representations and Warranties.  The Borrower and each Guarantor represents and warrants, as to itself, to the Administrative Agent and the Lenders as follows:

(a)                                  Authority.  The Borrower and each of the Guarantors has the corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Guarantee and Collateral Agreement (as amended hereby).  The execution, delivery and performance by the Borrower and each of the Guarantors of this Amendment and the Guarantee and Collateral Agreement (as amended hereby) and the transactions contemplated hereby and thereby, in each case, have been duly authorized by all necessary corporate or other organizational action of such Person.  Other than any required disclosure filings with the Securities and Exchange Commission, no material consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment or the Guarantee and Collateral Agreement (as amended hereby).

(b)                                 Enforceability.  This Amendment has been duly executed and delivered on behalf of the Borrower and each of the Guarantors that is party hereto.  Assuming the conditions precedent in Section 2 of this Amendment have been satisfied, each of this Amendment and the Guarantee and Collateral Agreement (as amended hereby) (i) constitutes a legal, valid and binding obligation of the Borrower and each Guarantor party hereto or thereto, as applicable, enforceable against the Borrower and such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect.  Neither the execution or delivery of this Amendment by the Borrower or any of the Guarantors, as applicable, nor the performance by the Borrower or the Guarantors of their respective obligations under this Amendment or the Guarantee and Collateral Agreement (as amended hereby), will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien (for the ratable benefit of Secured Parties) on any of the Collateral or its ability to realize thereon.

(c)                                  Representations and Warranties.  After giving effect to this Amendment, the representations and warranties contained in the Guarantee and Collateral Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(d)                                 No Conflicts.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor the performance of and compliance with the terms and provisions hereof or of the Guarantee and Collateral Agreement (as amended hereby) by the Borrower or any Guarantor will, at the time of such performance, (a) violate any Requirement of Law or any material Contractual Obligation of the Borrower or any Guarantor, except for any such violation that could not reasonably be expected to have a Material Adverse Effect or (b) result in, or require, the creation or imposition of any Lien (other than Liens created by or otherwise permitted by the Loan Documents) on any of their respective properties pursuant to any Requirement of Law or any such Contractual Obligation.

(e)                                  No Default.  Both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.

4.                                       Reference to and Effect on the Loan Documents.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “the Guarantee and Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement as amended hereby.  This Amendment is a Loan Document.

(b)                                 Except as specifically amended by this Amendment, the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, or, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6.                                       Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.                                       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:	/s/ V. Paul Arzouian
Name: V. Paul Arzouian
Title: Senior Vice President

B&G FOODS, INC.

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Executive Vice President of Finance and Chief Financial Officer

BGH HOLDINGS, INC.
BLOCH & GUGGENHEIMER, INC.
POLANER, INC.
MAPLE GROVE FARMS OF VERMONT, INC.
HERITAGE ACQUISITION CORP.
ORTEGA HOLDINGS INC.
WILLIAM UNDERWOOD COMPANY

By:	/s/ Robert C. Cantwell
Name: Robert C. Cantwell
Title: Authorized Officer

LEHMAN COMMERCIAL PAPER INC.,
as a Lender

By:	/s/ V. Paul Arzouian
Name: V. Paul Arzouian
Title: Senior Vice President

THE BANK OF NEW YORK,
as a Lender

By:	/s/ Susan M. Graham
Name: Susan M. Graham
Title: Vice President

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Dustin Craven
Name: Dustin Craven
Title: Attorney-in-Fact

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank, as a Lender

By:	/s/ Jana L. Baker
Name: Jana L. Baker
Title: Vice President